Exhibit 99.2

(Dollar amounts in millions)	OSB	Siding	EWP	Other	Corporate	Total
Three Months Ended March 31, 2010

Sales	$117.0	$89.6	$48.8	$41.2	$—	$296.6

Depreciation and amortization	8.6	5.1	3.4	2.7	0.6	20.4
Cost of sales and selling and administrative	113.3	76.0	51.8	37.4	19.2	297.7
(Gain) loss on sale or impairment of long lived assets					1.3	1.3
Other operating credits and charges, net					(0.1)	(0.1)

Total operating costs	121.9	81.1	55.2	40.1	21.0	319.3

Income (loss) from operations	(4.9)	8.5	(6.4)	1.1	(21.0)	(22.7)
Total non-operating income (expense)					(9.4)	(9.4)

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(4.9)	8.5	(6.4)	1.1	(30.4)	(32.1)

Provision (benefit) for income taxes					(10.3)	(10.3)
Equity in (income) loss of unconsolidated affiliates	(0.4)		0.2	0.9		0.7

Income (loss) from continuing operations	(4.5)	8.5	(6.6)	0.2	(20.1)	(22.5)

Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	(4.5)	8.5	(6.6)	0.2	(20.1)	(22.5)
Income tax benefit					(10.3)	(10.3)
Interest expense, net of capitalized interest					16.8	16.8
Depreciation and amortization	8.6	5.1	3.4	2.7	0.6	20.4

EBITDA from continuing operations	4.1	13.6	(3.2)	2.9	(13.0)	4.4

Stock based compensation expense	0.2	0.2	0.1	—	2.7	3.2
(Gain) loss on sale or impairment of long lived assets					1.3	1.3
Investment income					(5.9)	(5.9)
Other operating credits and charges, net					(0.1)	(0.1)

Adjusted EBITDA from continuing operations	$4.3	$13.8	$(3.1)	$2.9	$(15.0)	$2.9

Three Months Ended March 31, 2009
Sales	$72.3	$74.7	$30.0	$28.5	$—	205.5

Depreciation and amortization	7.2	4.7	3.0	3.2	1.0	19.1
Cost of sales and selling and administrative	86.8	67.9	36.0	23.8	18.1	232.6
(Gain) loss on sale or impairment of long lived assets					0.1	0.1
Other operating credits and charges, net					(3.8)	(3.8)

Total operating costs	94.0	72.6	39.0	27.0	15.4	248.0

Loss from operations	(21.7)	2.1	(9.0)	1.5	(15.4)	(42.5)

Total non-operating income (expense)					(4.5)	(4.5)

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(21.7)	2.1	(9.0)	1.5	(19.9)	(47.0)
Provision (benefit) for income taxes					(19.3)	(19.3)
Equity in (income) loss of unconsolidated affiliates	2.5		0.2	(0.1)		2.6

Income (loss) from continuing operations	(24.2)	2.1	(9.2)	1.6	(0.6)	(30.3)

Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	(24.2)	2.1	(9.2)	1.6	(0.6)	(30.3)
Income tax benefit					(19.3)	(19.3)
Interest expense, net of capitalized interest					12.9	12.9
Depreciation and amortization	7.2	4.7	3.0	3.2	1.0	19.1

EBITDA from continuing operations	(17.0)	6.8	(6.2)	4.8	(6.0)	(17.6)

Stock based compensation expense	0.2	0.2	—	—	1.4	1.8
(Gain) loss on sale or impairment of long lived assets					0.1	0.1
Gain on early debt extinguishment					(0.6)	(0.6)
Investment income					(6.1)	(6.1)
Other operating credits and charges, net					(3.8)	(3.8)
Other than temporary asset impairment					0.9	0.9

Adjusted EBITDA from continuing operations	$(16.8)	$7.0	$(6.2)	$4.8	$(14.1)	$(25.3)